EXHIBIT 99.1
                                                                   ------------

                       [GRAPHIC OMITTED]  First Advantage
                                          Corporation

             One Progress Plaza, Suite 2400, St. Petersburg, FL 3370


NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:
John Lamson                                 Renee Svec
Chief Financial Officer and                 Director - Corporate Communications
 Executive Vice President                   727.214.3411, ext. 212
727.214.3411, ext. 214                      rsvec@fadv.com
jlamson@fadv.com


              FIRST ADVANTAGE CORPORATION ISSUES OPERATING RESULTS
                    FOR THE FOURTH QUARTER AND FULL YEAR 2003

ST. PETERSBURG, Fla., Feb. 10, 2004--First Advantage Corporation (NASDAQ: FADV), a global risk management solutions provider, today announced operating results for the fourth quarter and year ended Dec. 31, 2003. The company was formed by the June 2003 merger of The First American Corporation (NYSE: FAF) screening information operations with US SEARCH.com Inc. Therefore, First Advantage operating results for the year ended Dec. 31, 2003, include results for the First American Screening Technologies division from Jan. 1, 2003, and the results for US SEARCH.com from June 1, 2003.

The company reported a net loss for the quarter ended Dec. 31, 2003, of $1.0 million, or 5 cents per diluted share. For the year ended Dec. 31, 2003, the company reported net income of $2.8 million, or 14 cents per diluted share. The results for the fourth quarter and the full year include an after-tax charge of $1.1 million (5 cents per diluted share) for the write-down of capitalized software and severance costs in connection with the continued integration of operations. The First American Screening Technologies division's net loss was $547 thousand for the quarter ended Dec. 31, 2002, and net income was $2.7 million for the year ended Dec. 31, 2002.

Revenue for the company was $49.9 million and $166.5 million for the quarter and year ended Dec. 31, 2003, respectively. The First American Screening Technologies division's revenue was $26.6 million for the quarter and $100.9 million for the year ended Dec. 31, 2002.

Earnings before interest, taxes, depreciation and amortization was $796,000 and $13.4 million for the quarter and the year ended Dec. 31, 2003. The fourth quarter has historically been the company's slowest. Volumes decreased as a result of reductions in hiring and resident screening activities due to the holiday season.

John Long, chief executive officer and president of First Advantage Corporation, said: "In our first seven months, First Advantage made significant progress toward our long-term growth goals by successfully executing on our acquisition strategy. Since August, we have acquired five employment screening companies, four occupational health services companies and two motor vehicle record companies. These companies will add to top line revenue growth in 2004 and beyond. Margin improvement will take longer as the cost of integration largely offsets the interim benefits of the acquisitions. Consequently, we expect little contribution to earnings from these acquisitions during the first quarter of 2004, with steady improvement throughout the year. The full benefit of these acquisitions is anticipated in 2005.

                                     -more-

First Advantage Issues Operating Results for the Fourth Quarter and Full Year
2003
--------------------------------------------------------------------------------
Page 2


"During the first quarter of 2004, we will continue with acquisitions in our employment screening, occupational health services and resident screening businesses, as evidenced by our activities to date. Looking beyond first quarter, we will primarily target companies that offer First Advantage an opportunity to expand our service lines or reach new geographic markets. From an operational standpoint, these acquisitions will be less likely to be merged into existing units but rather form new business units, creating additional cross-sell opportunities to our existing and prospective customers. 2004 will also be a year for organic growth as we act on the cross-sell potential between our business units and develop products and sales initiatives to support new markets."

Fourth quarter 2003 acquisitions included Greystone Health Sciences, Inc.; Agency Records, Inc.; MedTech Diagnostics, Inc.; and Credential Check & Personnel Services, Inc. To date in 2004, First Advantage has acquired Quantitative Risk Solutions LLC; Proudfoot Reports Incorporated; MVRS, Inc.; and Background Information Systems, Inc.

The company estimates that revenue will exceed $250 million in 2004.

                                     Three Months Ended December 31,           Year Ended December 31,
                                         2003               2002               2003               2002

Service revenues                        $ 41,027,000        $19,964,000     $ 134,910,000        $ 73,040,000
Reimbursed government fee revenue          8,862,000          6,685,000        31,585,000          27,885,000
                                   ------------------ ------------------ -----------------  ------------------
   Total revenue                          49,889,000         26,649,000       166,495,000         100,925,000

Cost of service revenues                  13,500,000          5,721,000        38,154,000          17,534,000
Government fees paid                       8,862,000          6,685,000        31,585,000          27,885,000
                                   ------------------ ------------------ -----------------  ------------------
   Total cost of sales                    22,362,000         12,406,000        69,739,000          45,419,000

      Gross margin                        27,527,000         14,243,000        96,756,000          55,506,000
                                   ------------------ ------------------ -----------------  ------------------

Salaries and benefits                     15,080,000          9,595,000        51,178,000          31,863,000
Other operating expenses                   9,923,000          3,991,000        30,449,000          15,046,000
Depreciation and amortization              2,462,000          1,452,000         8,428,000           4,096,000
Impairment loss                            1,739,000                 --         1,739,000                  --
                                   ------------------ ------------------ -----------------  ------------------
      Income (loss) from operations      (1,677,000)          (795,000)         4,962,000           4,501,000
                                   ------------------ ------------------ -----------------  ------------------

Interest (expense) income:
   Interest expense                         (87,000)           (94,000)         (154,000)           (229,000)
   Interest income                           11,000             12,000            41,000              59,000
                                   ------------------ ------------------ -----------------  ------------------
      Total interest expense, net           (76,000)           (82,000)         (113,000)           (170,000)
                                   ------------------ ------------------ -----------------  ------------------

Income (loss) before  income taxes       (1,753,000)          (877,000)        4,849,000           4,331,000
Provision (benefit) for income
  taxes                                    (746,000)          (330,000)        2,046,000           1,629,000
                                   ------------------ ------------------ -----------------  ------------------
         Net income (loss)             $ (1,007,000)         $(547,000)      $ 2,803,000         $ 2,702,000
                                   ------------------ ------------------ -----------------  ------------------

                                     -more-

First Advantage Corporation Issues Operating Results for the Fourth Quarter and Full Year 2003, Page 3

                                     Three Months Ended December 31,           Years Ended December 31,
                                         2003               2002               2003               2002
Per share amounts:
Basic earnings (loss) per share              $(0.05)         N/A                   $ 0.14          N/A
                                   ------------------                    -----------------
Basic weighted-average shares
outstanding                               20,828,429                           20,260,854
                                   ------------------                    -----------------

Diluted earnings (loss) per share             $(0.05)        N/A                    $0.14          N/A
                                   ------------------                    -----------------
Diluted weighted-average shares
outstanding                               21,020,537                           20,397,587
                                   ------------------                    -----------------

EBITDA calculation:

Net income (loss)                       $ (1,007,000)        $ (547,000)       $2,803,000          $2,702,000
Provision (benefit) for income
  taxes                                     (746,000)          (330,000)        2,046,000           1,629,000
Interest expense                              87,000             94,000           154,000             229,000
Depreciation and amortization              2,462,000          1,452,000         8,428,000           4,096,000
                                   ------------------ ------------------ -----------------  ------------------

Earnings before interest, taxes,
depreciation and amortization
(EBITDA)*                                 $  796,000         $  669,000       $13,431,000         $ 8,656,000
                                   ================== ================== =================  ==================

*EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

About First Advantage Corporation
First Advantage Corporation (NASDAQ: FADV) provides best-in-class single-source solutions for global risk mitigation and enterprise and consumer screening needs. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs, physical exams and other occupational health testing, resident screening, motor vehicle records, insurance fraud investigations and consumer location services. First Advantage ranks among the top three companies in nearly all of its business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 1,400 employees in offices throughout the United States and in Bangalore, India. Further information about the company is available at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889. First American is the nation's leading diversified provider of business information, supplying businesses and consumers with information resources in connection with the major economic events of people's lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Safe Harbor Statement
Certain statements in this press release, including those relating to revenue from acquisitions; margin improvement; earnings contributions from acquisitions; the full benefit of acquisitions; acquisitions in the Company's employment screening, occupational health services, and resident screening businesses; acquisition targets; organic growth; and 2004 revenue are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company's Class A common stock; the company's ability to successfully raise capital; the company's ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company's competition; increases in the company's expenses; continued consolidation among the company's competitors and customers; unanticipated technological changes and requirements; and the company's ability to identify suppliers of quality and cost-effective data. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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